Exhibit 3.8

New Jersey Department of the Treasury

Division of Revenue

Certificate of Incorporation, Profit

(Title 14A:2-7 New Jersey Business Corporation Act

For Use by Domestic Profit Corporations)

This is to Certify that, there is hereby organized a corporation under and by virtue of the above noted statute of the New Jersey Statutes

1	Name of Corporation: EPA of Woodbury, Inc.

2	The purpose for which this corporation is organized is (are) to engage in any activity within the purposes for which corporations may be organized under NJSA 14A 1-1 et seq:

3	Registered Agent: Corporation Service Company

4	Registered office:

Street Address	City	State	Zip
830 Bear Tavern Road	West Trenton	NJ	08628

5	The aggregate number of shares which the corporation shall have authority to issue is: 1,000 shares, no par value

6	If applicable, set forth the designation of each class and series of shares, the number in each, and a statement of the relative rights, preferences and limitations not applicable

7	If applicable, set forth a statement of any authority vested in the board to divide the shares into classes or series or both and to determine or change their designation number, relative rights, preferences and limitations not applicable

8	The first Board of Directors shall consist of 2 Directors (minimum of one).

Name	Street Address	City	State	Zip
Lynn Massingale	1900 Winston Road	Knoxville	TN	37919

Greg Roth	1900 Winston Road	Knoxville	TN	37919

9	Name and Address of Incorporator(s).

Name	Street Address	City	State	Zip
John R. Stair	1900 Winston Road	Knoxville	TN	37919

10	The duration of the corporation is: perpetual

11	Other provisions:

See Attachment “A”

In Witness whereof, each individual incorporator being over eighteen years of age has signed this certificate, or if the Incorporator is a corporation has caused this Certificate to be signed by its duly authorized officers this day

Signature:	Signature:

Signature:	Signature: